As filed with the Securities and Exchange Commission on November 6, 2007
REGISTRATION NO. 333 -

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
under the
SECURITIES ACT OF 1933

McKESSON CORPORATION
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3207296 (I.R.S. Employer Identification No.)
One Post Street
San Francisco, California 94104
(Address, Including Zip Code, of Principal Executive Offices)
McKESSON CORPORATION 2005 STOCK PLAN
McKESSON CORPORATION 2000 EMPLOYEE STOCK PURCHASE PLAN
(Full Title of the Plans)
Laureen E. Seeger
Executive Vice President, General Counsel and Secretary
McKesson Corporation
One Post Street
San Francisco, California 94104
(415) 983-8300
(Name, Address and Telephone Number, Including
Area Code, of Agent For Service)
Copy to:
John G. Saia
McKesson Corporation
One Post Street
San Francisco, California 94104
(415) 983-8300

CALCULATION OF REGISTRATION FEE

Title of Securities	Amount	Proposed Maximum	Proposed Maximum
to be Registered	to be Registered(1)	Offering Price Per Share(2)	Aggregate Offering Price(2)	Amount of Registration Fee(2)
Common Stock, par value $0.01 per share:
2005 Stock Plan	15,000,000 shares	$64.04	$960,600,000.00	$29,490.42
2000 Employee Stock Purchase Plan	5,000,000 shares	$64.04	$320,200,000.00	$9,830.14
Total	20,000,000 shares	—	$1,280,800,000.00	$39,320.56

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement shall also cover additional shares of common stock that may become issuable by reason of any stock split, stock dividend, recapitalization or other similar transactions effected without consideration which results in an increase in the number of the Registrant’s shares of outstanding common stock.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) under the Securities Act solely for the purposes of calculating the amount of the registration fee, based on the average of the high and low sales prices of the Registrant’s common stock on November 2, 2007, as reported on the New York Stock Exchange.

EXPLANATORY NOTE AND INCORPORATION OF
CERTAIN INFORMATION BY REFERENCE PURSUANT
TO GENERAL INSTRUCTION E OF FORM S-8
     Pursuant to a registration statement on Form S-8 (File No. 333-70501) filed with the Securities and Exchange Commission (the “Commission”) on January 12, 1999, McKesson Corporation, a Delaware corporation (the “Company” or “Registrant”), registered a total of 1,100,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), reserved for sale under the Company’s 2000 Employee Stock Purchase Plan (formerly known as the McKesson HBOC, Inc. 1998 Employee Stock Purchase Plan) (as amended, the “2000 ESPP”). On August 26, 1999 and November 14, 2002, the Company filed a registration statement on Form S-8 (File Nos. 333-85965 and 333-101210) with the Commission, each to register an additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP. On July 25, 2007, the Company stockholders approved an amendment to the 2000 ESPP, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 5,000,000 shares to an aggregate of 16,100,000 shares. This Registration Statement covers the additional 5,000,000 shares of Common Stock reserved for sale under the 2000 ESPP as approved by the Company’s stockholders on July 25, 2007.
     Pursuant to a registration statement on Form S-8 (File No. 333-127877) filed with the Commission on August 26, 2005, the Company registered a total of 13,000,000 shares of Common Stock reserved for sale pursuant to the Company’s 2005 Stock Plan (as amended, the “2005 Plan”). On July 25, 2007, the Company’s stockholders approved an amendment to the 2005 Plan, pursuant to which the number of shares of Common Stock reserved for sale thereunder was increased by 15,000,000 shares to an aggregate of 28,000,000 shares. This Registration Statement covers the additional 15,000,000 shares of Common Stock reserved for sale under the 2005 Plan as approved by the Company’s stockholders on July 25, 2007.
     The information required in the Section 10(a) prospectus for each of the plans referenced above is included in documents being maintained and delivered by the Company as required by Rule 428 under the Securities Act of 1933, as amended.
     PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8, THIS REGISTRATION STATEMENT ON FORM S-8 INCORPORATES BY REFERENCE THE CONTENTS OF THE REGISTRATION STATEMENTS ON FORM S-8 FILED BY THE COMPANY ON JANUARY 12, 1999, AUGUST 26, 1999, NOVEMBER 14, 2002 AND AUGUST 26, 2005, AS REFERENCED ABOVE (FILE NOS. 333-70501, 333-85965, 333-101210 AND 333-127877), EXCEPT AS AMENDED HEREBY.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Certain Documents by Reference
     The following documents previously filed or to be filed by the Registrant with the Commission are incorporated herein by reference in this Registration Statement:
(a)	Annual Report on Form 10-K for the fiscal year ended March 31, 2007;

(b)	Quarterly Report on Form 10-Q for the quarter ended June 30, 2007;

(c)	Quarterly Report on Form 10-Q for the quarter ended September 30, 2007;

(d)	Current Reports on Form 8-K; Dates of Report: May 29, 2007 (two reports), June 8, 2007; and

(e)	The description of the Company’s Common Stock set forth under the caption “Description of Capital Stock” in its registration statement on Form S-3 filed with the Commission on May 13, 2005, File No. 333-124921, together with any amendment or report filed for the purpose of updating such description.

     In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and made part hereof from their respective dates of filing (such documents, and the documents listed above, being hereinafter collectively referred to as “Incorporated Documents”); provided, however, that the documents listed above or subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act in each year during which the offering made by this Registration Statement is in effect, prior to the filing with the Commission of the Company’s Annual Report on Form 10-K covering such year, shall cease to be Incorporated Documents or to be incorporated by reference in this Registration Statement from and after the filing of such Annual Report. The Registrant’s Exchange Act file number with the Commission is 001-13252.
     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed Incorporated Document modifies or supersedes such statement. Any statement contained herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed Incorporated Document modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities
     Not Applicable.
Item 5. Interests of Named Experts and Counsel
     The legality of the securities offered hereby will be passed upon by Laureen E. Seeger, Executive Vice President, General Counsel and Secretary of the Registrant. Ms. Seeger owns, directly and indirectly, less than 1% of the outstanding shares of the Registrant’s Common Stock.
Item 6. Indemnification of Directors and Officers
     Section 145 of the Delaware General Corporation Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and agents of the corporation against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement in connection with specified actions, suits or proceedings, whether civil, criminal, administrative, or investigative (other than action by or in the right of the corporation – a “derivative action”), if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the DGCL requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The DGCL provides that it is not exclusive of other indemnification that may be granted by a corporation’s charter, by-laws, disinterested director vote, stockholder vote, agreement, or otherwise.
     The Company’s Amended and Restated By-laws provide that each person who is involved in any actual or threatened action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or officer of the Company, or is or was serving at the request of the Company as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan, will be indemnified by the Company to the full extent permitted by the DGCL if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. The indemnification rights conferred by the Company’s By-laws are not exclusive of any other right to which such person seeking indemnification may be entitled under any law, by-law, agreement, vote of stockholders or disinterested directors or otherwise.
     Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation will not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability for (i) any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) payment of unlawful dividends or unlawful stock purchases or redemptions, or (iv) any transaction from which the director derived an improper personal benefit.
     Article VI of the Company’s Amended and Restated Certificate of Incorporation provides that to the full extent permitted by the DGCL, as it now exists or may hereafter be amended, no director of the Company will be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director.
     Section 145 of the DGCL provides, in general, that a corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation against any liability asserted against the person in any such capacity, or arising out of the person’s status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions of the law.
     As permitted by Section 145 of the DGCL, the Company maintains directors’ and officers’ liability insurance which provides for payment, on behalf of the directors and officers of the Company and its subsidiaries, of certain losses of such persons (other than matters uninsurable under law) arising from claims, including claims arising under the Securities Act, for acts or omissions by such persons while acting as directors or officers of the Company and/or its subsidiaries, as the case may be.
Item 7. Exemption from Registration Claimed
     Not applicable.
Item 8. Exhibits
     Unless otherwise indicated below as being incorporated by reference to another filing with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description of Document

4.1	McKesson Corporation 2000 Employee Stock Purchase Plan (Appendix C to the Form DEF 14A filed with the Commission on June 13, 2007, File No. 001-13252).

4.2	McKesson Corporation 2005 Stock Plan, as amended and restated effective as of July 25, 2007 (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 001-13252).

5.1	Opinion of Laureen E. Seeger, Executive Vice President, General Counsel and Secretary of the Registrant.

23.1	Consent of Laureen E. Seeger, Executive Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.

Item 9. Undertakings
1. The undersigned Registrant hereby undertakes:
(a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post- effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement.

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(i) and (a)(ii) do not apply if the Registration Statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.
(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
2. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in San Francisco, California on November 6, 2007.

McKESSON CORPORATION

By:	/s/ Laureen E. Seeger

Laureen E. Seeger
Executive Vice President, General Counsel and Secretary
     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated below on November 6, 2007.

Signature	Title

* John H. Hammergren	Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

* Jeffrey C. Campbell	Executive Vice President and Chief Financial Officer (Principal Financial Officer)

* Nigel A. Rees	Vice President and Controller (Principal Accounting Officer)

* Wayne A. Budd	Director

* Alton F. Irby III	Director

* M. Christine Jacobs	Director

* Marie L. Knowles	Director

* David. M. Lawrence, M.D.	Director

* James V. Napier	Director

* Jane E. Shaw	Director

By:	/s/ Laureen E. Seeger Laureen E. Seeger Attorney-in-fact

*	By power-of-attorney

McKESSON CORPORATION
EXHIBITS INDEX
     Exhibits identified in parentheses below are on file with the Commission and are incorporated by reference as exhibits hereto.

Exhibit
Number	Description of Document

4.1	McKesson Corporation 2000 Employee Stock Purchase Plan (Appendix C to the Form DEF 14A filed with the Commission on June 13, 2007, File No. 001-13252).

4.2	McKesson Corporation 2005 Stock Plan, as amended and restated effective as of July 25, 2007 (Exhibit 10.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2007, File No. 001-13252).

5.1	Opinion of Laureen E. Seeger, Executive Vice President, General Counsel and Secretary of the Registrant.

23.1	Consent of Laureen E. Seeger, Executive Vice President, General Counsel and Secretary of the Registrant (included in Exhibit 5.1).

23.2	Consent of Independent Registered Public Accounting Firm.

24.1	Power of Attorney.